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                                                           [LOGO]
                                                           WHIRLPOOL CORPORATION



                       [LETTERHEAD WHIRLPOOL CORPORATION]


               WHIRLPOOL CORP. REPORTS FIRST QUARTER 2002 RESULTS;
                      CORE EARNINGS PER SHARE UP 20 PERCENT
          --NORTH AMERICA UNIT DELIVERS STRONG OPERATING PERFORMANCE--

BENTON HARBOR, Mich., April 17, 2002--Whirlpool Corporation (NYSE:WHR) today announced 2002 first quarter core earnings of $92 million, or $1.32 per diluted share, compared with core earnings of $73 million, or $1.10 per diluted share, in the first quarter of 2001.

          First quarter net earnings were $84 million, or $1.21 per diluted share, compared with net earnings of $41 million, or $0.61 per diluted share, in the same period last year. Net sales of $2.6 billion increased 2 percent, or 5 percent absent currency translations, from the first quarter of 2001.

          "These results underscore the solid and consistent performance of our global operations as they deliver innovation to consumers worldwide," said David
R. Whitwam, chairman and chief executive officer, Whirlpool Corporation. "Whirlpool North America continued to build on its record 2001 performance and delivered outstanding results, including a significant improvement in core operating profit and first quarter records in sales and unit shipments. Our operations also contributed to the results by driving cost savings from productivity improvements and our previously announced restructuring initiative."

          Whitwam added: "During the quarter, we announced our intent to acquire home appliance manufacturers Vitromatic S.A. de C.V., based in Mexico, and Polar S.A., based in Poland. These businesses and their brands will give us significant new growth opportunities."

First-Quarter Results

          The following table reconciles 2002 and 2001 core earnings performance with net earnings (GAAP), and provides a view of the underlying strength of the company's operations. Items reconciled in the table include charges (after tax) for restructuring and related charges and a change in accounting principle.

 Earnings Reconciliation                          First Qtr. 2002             First Qtr. 2001
                                             --------------------------  --------------------------
                                               Earnings        EPS         Earnings        EPS
                                             ------------  ------------  ------------  ------------
                                              in millions                 in millions
 Core earnings from continuing operations     $       92    $     1.32    $       73    $     1.10
     Restructuring and related charges                (8)        (0.11)          (40)        (0.61)
                                             ------------  ------------  ------------  ------------
 Earnings from continuing operations                  84          1.21            33          0.49
     Adoption of SFAS No. 133                          -             -             8          0.12
                                             ------------  ------------  ------------  ------------
 Net earnings (GAAP)                          $       84    $     1.21    $       41    $     0.61
                                             ============  ============  ============  ============

The company adopted the non-amortization provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as of Jan. 1, 2002. The accounting change resulted in a first quarter earnings improvement of $0.08 per diluted share, which was offset by a reduction in pension credits.

                                    --more--

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PAGE TWO/WHIRLPOOL CORP. REPORTS FIRST QUARTER 2002 RESULTS

First-Quarter Region Review

Whirlpool North America posted a significant year-over-year improvement in operating performance as the U.S. economy continued to expand on the strength of consumer spending. Net sales increased 12 percent from the prior year period as appliance industry unit shipments increased 6 percent. Based on the successes of recent kitchen and laundry introductions--such as the Whirlpool brand Duet(TM) washer/dryer pair and the KitchenAid brand Pro Line(TM) series of premium ranges and cooktops--Whirlpool North America increased its market share from 2001 year-end record levels. Restructuring related cost savings and productivity gains from the company's ongoing Operational Excellence process helped improve core operating profit by 20 percent.

          During the quarter, Whirlpool introduced a number of appliance innovations. For example, Whirlpool brand introduced Polara, the world's first refrigerated range that offers meal preparation flexibility to consumers with busy schedules. Polara combines refrigeration, cooking and control technologies in a standard-size range, which keeps prepared meals cool for up to 24 hours and then automatically converts to an oven that bakes the food at times convenient to consumers. KitchenAid brand introduced the new Briva in-sink dishwasher, which cleans up to three times faster than standard-size dishwashers. Briva uniquely matches the space constraints of small kitchens, and serves as a cleaning companion to full-size dishwashers for consumers who enjoy cooking and entertaining in the home.

          In February, Whirlpool announced that it intends to acquire the outstanding 51 percent equity interest in Vitromatic S.A. de C.V., an appliance manufacturing and distribution joint venture in Mexico, currently co-owned by Whirlpool and Vitro S.A. As a wholly owned subsidiary, the Vitromatic business will give Whirlpool North America the ability to directly serve Mexico's growing domestic market and expand export opportunities. Vitromatic manufactures ranges, refrigerators and laundry equipment under the Whirlpool, Acros, Supermatic and Crolls brand names.

          The company has revised its forecast for U.S. industry demand for the year to 5 percent from 2 percent growth, based on current economic projections and consumer spending trends. Whirlpool Europe's operating performance improved in the quarter, despite continuing economic challenges in the region. Net sales decreased 8 percent, or 3 percent excluding currency translations, as appliance industry unit shipments declined between 4 and 5 percent from the first quarter of 2001. In this environment, Whirlpool Europe's core operating margin improved more than 1 point, compared to the same period last year.

          In March, the company announced its intent to acquire Polar S.A., a leading home appliance manufacturer based in Poland. The acquisition is expected to expand Whirlpool Europe's manufacturing operations and opportunities within Poland's domestic market and throughout Europe. Polar will join Whirlpool Europe's portfolio of leading brands, which includes Whirlpool, Bauknecht and Ignis.

Whirlpool Latin America's performance reflected the economic conditions within the region. First-quarter net sales decreased 19 percent, or 11 percent excluding currency translations. Appliance industry unit shipments within the region declined approximately 14 percent compared to last year's quarter. Despite the challenging environment, core operating profit margins improved slightly due to cost savings from productivity improvements and restructuring efforts.

Whirlpool Asia's first quarter sales were down 2 percent from the first quarter of 2001, or up slightly excluding currency translations. Despite challenging economic and industry environments within the region, unit shipments improved from the same period last year. New Whirlpool brand laundry products introduced in China, as well as air conditioning products introduced in India and Thailand, contributed to the results.

                                    --more--

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PAGE THREE/WHIRLPOOL CORP. REPORTS FIRST QUARTER 2002 RESULTS

Restructuring

The company recorded first quarter pre-tax charges of $12 million for restructuring and related activities as a part of its global restructuring effort announced in December 2000. The first-quarter charges relate to previously announced activities.

          During the quarter, the company announced a new restructuring initiative involving the closure of its Canadian cooking products facility in 2004 and the transfer of production to the United States. The company expects to record a pre-tax charge of approximately $16 million for the initiative in the fourth quarter of 2002.

          In total, the company's global restructuring effort is expected to result in pre-tax charges of between $300 million to $350 million. To date, the restructuring effort has resulted in pre-tax charges of $224 million. The remaining charges will be announced by the end of 2002. When fully implemented, the restructuring effort is expected to yield annualized savings of between $225 million and $250 million.

Outlook

          "Our operations will continue to drive improved performance worldwide, with ongoing introductions of differentiated products and cost savings from restructuring activities and productivity improvements," Whitwam said. "Based on the current forecasts of global economies and industry conditions, we expect to deliver a 10 percent improvement in second-quarter and full-year core earnings in 2002."

At 9:30 a.m. (EDT) Wednesday, April 17, the company will be hosting a conference call, which can be heard by visiting www.whirlpoolcorp.com and clicking on the "Investors" button and then the "Conference Call Audio" menu item.

          Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, Michigan, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries. Additional information about the company can be found on the Internet at www.whirlpoolcorp.com.

          This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2002 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the company's most recently filed Form 10-Q and/or Form 10-K.

                                       ###

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            CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
                              WHIRLPOOL CORPORATION
                          FOR THE PERIOD ENDED MARCH 31
              (millions of dollars except share and dividend data)

                                                                                  Three Months Ended            Three Months Ended
                                                                          ----------------------------------  ----------------------
                                                                           2002 Pro-forma    2001 Pro-forma      2002        2001
                                                                          ----------------  ----------------  ----------  ----------
Net sales                                                                  $        2,574    $        2,517    $  2,574    $  2,517

EXPENSES:
    Cost of products sold                                                           1,973             1,939       1,982       1,959
    Selling and administrative                                                        404               404         406         406
    Intangible amortization                                                             1                 7           1           7
    Restructuring costs                                                                 -                 -           1          48

                                                                          ----------------  ----------------  ----------  ----------
                                                                                    2,378             2,350       2,390       2,420
                                                                          ----------------  ----------------  ----------  ----------
OPERATING PROFIT                                                                      196               167         184          97

OTHER INCOME (EXPENSE):
    Interest and sundry income (expense)                                              (20)               (5)        (20)         (5)
    Interest expense                                                                  (34)              (44)        (34)        (44)
                                                                          ----------------  ----------------  ----------  ----------
EARNINGS BEFORE INCOME TAXES AND OTHER ITEMS                                          142               118         130          48

           Income taxes                                                                49                43          45          17
                                                                          ----------------  ----------------  ----------  ----------
EARNINGS BEFORE EQUITY EARNINGS AND MINORITY INTERESTS                                 93                75          85          31

         Equity in earnings of affiliated companies                                     -                 1           -           1
         Minority interests                                                            (1)               (3)         (1)          1
                                                                          ----------------  ----------------  ----------  ----------
EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                 92                73          84          33

         Cumulative effect of change in accounting principle, net of tax                -                 -           -           8
                                                                          ----------------  ----------------  ----------  ----------
NET EARNINGS                                                               $           92    $           73    $     84    $     41
                                                                          ================  ================  ==========  ==========

Per share of common stock:
    Basic earnings before cumulative effect of accounting change           $         1.36    $         1.11    $   1.25    $    .49
    Cumulative effect of change in accounting principle, net of tax                     -                 -           -         .13
                                                                          ----------------  ----------------  ----------  ----------
    Basic net earnings                                                     $         1.36    $         1.11    $   1.25    $    .62
                                                                          ================  ================  ==========  ==========

    Diluted earnings before cumulative effect of accounting change         $         1.32    $         1.10    $   1.21    $    .49
    Cumulative effect of change in accounting principle, net of tax                     -                 -           -         .12
                                                                          ----------------  ----------------  ----------  ----------
    Diluted net earnings                                                   $         1.32    $         1.10    $   1.21    $    .61
                                                                          ================  ================  ==========  ==========

    Dividends declared                                                     $          .34    $          .34    $    .34    $    .34
                                                                          ================  ================  ==========  ==========

Note: Pro-forma results exclude a change in accounting principle, restructuring, and one-time charges related to restructuring within COGS and SG&A.

                CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
                              WHIRLPOOL CORPORATION
                              (millions of dollars)


                                         March 31   December 31                                               March 31   December 31
                                           2002        2001                                                     2002        2001
                                         ---------  -----------                                              ----------  -----------
ASSETS                                                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Assets                                                    Current Liabilities
--------------                                                    -------------------
Cash and equivalents                     $    138   $     316     Notes payable                              $     469   $    148
Trade receivables, less allowances of                             Accounts payable                               1,351      1,427
         (2002:      $84 ;2001:  $93)       1,620       1,515     Employee compensation                            207        252
Inventories                                 1,205       1,110     Deferred income taxes                            111        102
Prepaid expenses and other                    223         194     Accrued expenses                                 577        623
Deferred income taxes                         117         176     Accrued product recalls                           93        239
                                         ---------  ----------
Total Current Assets                        3,303       3,311     Restructuring costs                               65         77
                                         ---------  ----------
                                                                  Other current liabilities                         98        195
                                                                  Current maturities of long-term debt             214         19
                                                                                                             ----------  ---------
                                                                  Total Current Liabilities                      3,185      3,082
                                                                                                             ----------  ---------

                                                                  Other Liabilities
                                                                  -----------------
                                                                  Deferred income taxes                            177        177
Other Assets                                                      Postemployment benefits                          628        623
------------
Investment in affiliated companies            117         117     Other liabilities                                236        205
Intangibles, net                               17          18     Long-term debt                                 1,055      1,295
                                                                                                             ----------  ---------
Goodwill                                      678         685                                                    2,096      2,300
                                                                                                             ----------  ---------
Deferred income taxes                         354         354
Prepaid pension costs                         217         208
Other                                         215         222     Minority Interests                               101        127
                                         ---------  ----------
                                            1,598       1,604
                                         ---------  ----------

                                                                  Stockholders' Equity
                                                                  --------------------
Property, Plant and Equipment                                     Common stock                                      87         86
-----------------------------
Land                                           62          56     Paid-in capital                                  547        480
Buildings                                     885         886     Retained earnings                              2,531      2,470
Machinery and equipment                     4,380       4,372     Accumulated other comprehensive income          (730)      (697)
Accumulated depreciation                   (3,327)     (3,262)    Treasury stock - at cost                        (916)      (881)
                                         ---------  ----------                                               ----------  ---------
                                            2,000       2,052     Total Stockholders' Equity                     1,519      1,458
                                         ---------  ----------                                               ----------  ---------

Total Assets                             $  6,901   $   6,967     Total Liabilities and Stockholders' Equity $   6,901   $  6,967
                                         =========  ==========                                               ==========  =========